UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2007

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
(Exact Name of Registrant as Specified in Charter)

Bermuda (State or Other Jurisdiction of Incorporation)	001-32938 (Commission File Number)	98-0481737 (I.R.S. Employer Identification No.)
27 Richmond Road
Pembroke HM 08, Bermuda
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (441) 278-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 16, 2007, Allied World Assurance Company, Ltd, a subsidiary of Allied World Assurance Company Holdings, Ltd (the “Company”), entered into an Amended and Restated Software License Agreement (the “Agreement”), effective as of November 17, 2006, with Transatlantic Holdings, Inc. (“Transatlantic Holdings”), a publicly traded company in which American International Group, Inc. (“AIG”) holds a controlling interest. AIG was one of our founding investors and is a principal shareholder of the Company. The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement filed herewith.
     The Agreement is for certain reinsurance accounting software proprietary to Transatlantic Holdings. The Company’s reinsurance segment uses this accounting software as a management tool for various aspects of its business, including monitoring policies, tracking and managing claims and running its accounting function. The term of the Agreement expires on November 17, 2009 and will automatically renew for successive one-year terms unless either party delivers prior written notice to terminate at least 90 days prior to the end of any current term. Allied World Assurance Company, Ltd has paid $3.9 million to Transatlantic Holdings, Inc. for the initial term of the license.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Software License Agreement, effective as of November 17, 2006, by and between Transatlantic Holdings, Inc. and Allied World Assurance Company, Ltd.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
Dated: February 21, 2007	By:	/s/ Wesley D. Dupont
		Name:	Wesley D. Dupont
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Software License Agreement, effective as of November 17, 2006, by and between Transatlantic Holdings, Inc. and Allied World Assurance Company, Ltd.